UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2024
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Park Hotels & Resorts Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)
(571) 302-5757
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2024, the Board of Directors (the “Board”) of Park Hotels & Resorts Inc. (the “Company”), upon the recommendation of the Board’s Nominating, Governance & Corporate Responsibility Committee, increased the number of directors on the Board from nine to ten and, effective immediately, appointed Terri D. McClements to serve as a member of the Board until the Company’s 2024 annual meeting of stockholders and until her successor is duly elected and qualified.

Ms. McClements served in various roles at PricewaterhouseCoopers (“PwC”), a global professional services firm providing audit and assurance, consulting and tax services, from 1987 until her retirement in June 2023. She was a partner at PwC from 1997 to 2023. Most recently, Ms. McClements served as a Senior Consulting Partner from 2020 until her retirement where she led a portfolio of special projects involving business model transformation and oversaw PwC’s response to the Ukraine and COVID-19 crises. In her role, Ms. McClements also led PwC’s diversity, equity and inclusion initiatives. Prior to serving as a Senior Consulting Partner, Ms. McClements served as PwC’s Market Managing Partner for the Washington, D.C. Metro region (2014-2017) and the Mid-Atlantic region (2017-2020). Ms. McClements is a licensed certified public accountant and received her Bachelor of Science, Accounting, from California University of Pennsylvania.

In connection with her service as a director, Ms. McClements will receive non-employee director compensation commensurate with the Company’s other non-employee directors, which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2023, including an $80,000 annual cash retainer and a $140,000 annual grant of restricted stock, each of which will be prorated for Ms. McClements’ first term on the Board.

As of the time of the filing of this Current Report on Form 8-K, the Board has not determined the committees, if any, to which Ms. McClements will be appointed. There are no transactions between the Company and Ms. McClements that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. McClements and any other persons pursuant to which she was selected as a director of the Company.

The Company will enter into an indemnification agreement with Ms. McClements in substantially the form of the Company’s standard form of indemnification agreement. These agreements require us to indemnify covered individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Form of Indemnification Agreement entered into between the Company and each of its directors and executive officers (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10 (File No. 0001-37795), filed on November 14, 2016), which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park Hotels & Resorts Inc.

Date: January 16, 2024	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer